Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2015

Company reports fourth quarter revenue growth of 12%

and adjusted EBITDA of $3.3 million

BOSTON, MA (February 11, 2016) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the fourth quarter and fiscal year ended December 31, 2015.

“Brightcove’s strong fourth quarter financial results, which exceeded expectations on both the top and bottom lines, were a good finish to an important year for the company,” said David Mendels, Chief Executive Officer of Brightcove. “In recent quarters we have validated that the enhanced product portfolio we brought to market in 2015 and our targeted go-to-market approach focused on driving improved business performance for media companies and digital marketers can drive accelerated revenue growth.”

Mendels added, “In 2016 we will make additional investments in the business to expand our sales capacity. The results we delivered in 2015 and the positive productivity trends from our existing sales organization give us confidence these investments will drive improved revenue growth and profitability in the future. We are increasingly confident in our ability to achieve our long-term financial objectives and deliver significant value to our shareholders.”

Fourth Quarter 2015 Financial Highlights:

•	Revenue for the fourth quarter of 2015 was $35.1 million, an increase of 12% compared to $31.4 million for the fourth quarter of 2014. Subscription and support revenue was $34.1 million, an increase of 12% compared with $30.6 million for the fourth quarter of 2014.

•	Gross profit for the fourth quarter of 2015 was $23.3 million, representing a gross margin of 66%, compared to a gross profit of $20.2 million for the fourth quarter of 2014. Non-GAAP gross profit for the fourth quarter of 2015 was $24.0 million, representing a year-over-year increase of 15% and a non-GAAP gross margin of 68%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $214,000 for the fourth quarter of 2015, compared to a loss from operations of $3.4 million for the fourth quarter of 2014. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $2.3 million for the fourth quarter of 2015, an improvement compared to a non-GAAP loss from operations of $980,000 during the fourth quarter of 2014.

•	Net income was $172,000, or $0.01 per diluted share, for the fourth quarter of 2015. This compares to a net loss of $3.9 million, or $0.12 per diluted share, for the fourth quarter of 2014. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and gain from settlement of escrow claim, was $1.8 million for the fourth quarter of 2015, or $0.05 per diluted share, compared to a non-GAAP net loss of $1.5 million for the fourth quarter of 2014, or $0.05 per diluted share.

•	Adjusted EBITDA was $3.3 million for the fourth quarter of 2015, up 375% as compared to $703,000 for the fourth quarter of 2014. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $4.8 million, compared to $3.1 million for the fourth quarter of 2014.

•	Free cash flow was $5.5 million, including $1.2 million related to the return of previously purchased equipment. Free cash flow was $2.0 million for the fourth quarter of 2014.

•	Cash and cash equivalents were $27.6 million as of December 31, 2015 compared to $23.8 million at September 30, 2015.

Full Year 2015 Financial Highlights:

•	Revenue for the full year 2015 was $134.7 million, an increase of 8% compared to $125.0 million for 2014. Subscription and support revenue for 2015 was $131.0 million, an increase of 9% compared with $120.3 million for 2014.

•	Gross Profit was $88.2 million for 2015, compared to $81.3 million for 2014, representing a gross margin of 65% for 2015. Non-GAAP gross profit was $90.6 million for 2015, representing a year-over-year increase of 8% and a non-GAAP gross margin of 67%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $6.9 million for 2015, compared to a loss from operations of $15.2 million for 2014. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $2.4 million for 2015, compared to a non-GAAP loss from operations of $2.5 million for 2014.

•	Net loss was $7.6 million, or $0.23 per diluted share, for 2015. This compares to a net loss of $16.9 million, or $0.53 per diluted share, for 2014. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and gain from settlement of escrow claim, was $876,000 for 2015, or $0.03 per diluted share, compared to a non-GAAP net loss of $4.2 million for 2014, or $0.13 per diluted share.

•	Adjusted EBITDA was $8.0 million for 2015, compared to $2.9 million for 2014. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $9.1 million for 2015, compared to $1.5 million for 2014.

•	Free cash flow was $6.2 million after we invested $2.9 million in capital expenditures and capitalization of internal-use software during 2015. Free cash flow was ($3.1) million for 2014.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

•	Average revenue per premium customer was $69,000 in the fourth quarter of 2015. This is an increase of 15% from $60,000 in the comparable period in 2014.

•	Recurring dollar retention rate was 98% in the fourth quarter of 2015, which was above our historical target in the low to mid 90% range.

•	Ended the quarter with 5,047 customers, of which 1,863 were premium.

•	New media customers and media customers who expanded their relationship during the quarter included: Azubu, CatchPlay, a Taiwan-based distributor of independent films, CBS Shows including Entertainment Tonight, The Insider, and The Jeff Probst Show; Australia’s National Rugby League, Publishers Clearing House, Reader’s Digest, RLJ Entertainment, Sony Digital Audio Disc Corp, Tennis Australia, and Yomiuri TV, a sister company of Nippon Television.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: AMC Entertainment, Amgen, BAFTA, Baxter Healthcare, Cars.com, Cargill, Consumer Reports, Demandware, Ford, IHS, Northern Trust, Sapporo Breweries, Starwood, Tribeca Film Festival, University of Pittsburgh Medical Center, and Weight Watchers

Business Outlook

Based on information as of today, February 11, 2016, the Company is issuing the following financial guidance:

First Quarter 2016:

•	Revenue is expected to be in the range of $34.7 million to $35.2 million, including $1.3 million of professional services revenue.

•	Non-GAAP income from operations is expected to be in the range of breakeven to $500,000, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $2.2 million.

•	Adjusted EBITDA is expected to be in the range of $1.4 million to $1.9 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and taxes totaling approximately $3.9 million.

•	Non-GAAP net income/loss per diluted share is expected to be a loss of $0.01 to income of $0.01, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $2.2 million, and assumes approximately 33.8 million shares outstanding.

Full Year 2016:

•	Revenue is expected to be in the range of $145.0 million to $147.0 million.

•	Non-GAAP income from operations is expected to be in the range of $2.0 million to $3.5 million, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $9.5 million to $9.9 million.

•	Adjusted EBITDA is expected to be in the range of $8.0 to $9.5 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation, other income/expense and taxes totaling approximately $16.7 million to $17.1 million.

•	Non-GAAP net income per diluted share is expected to be $0.02 to $0.07, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $9.5 million to $9.9 million, and assumes approximately 34.2 million shares outstanding.

Conference Call Information

Brightcove will host a conference call today, February 11, 2016, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13629168. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (Nasdaq: BCOV) is a leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has more than 5,000 customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2016 and full year 2016, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income(loss), adjusted EBITDA, adjusted EBITDA margin and non-GAAP diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and gain from settlement of escrow claim. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. The gain from settlement of escrow claim represents the value of shares settled from escrow claims in connection with the purchase of substantially all the assets of Unicorn Media, Inc. and subsidiaries. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total revenue. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

DoShik Wood

Brightcove Inc.

dwood@brightcove.com

617-299-8453

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$27,637	$22,916
Accounts receivable, net of allowance	21,213	21,463
Prepaid expenses and other current assets	4,579	4,342

Total current assets	53,429	48,721
Property and equipment, net	8,689	10,372
Intangible assets, net	13,786	16,898
Goodwill	50,776	50,776
Deferred tax asset	63	109
Restricted cash	201	201
Other assets	724	507

Total assets	$127,668	$127,584

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,302	$1,618
Accrued expenses	12,849	11,722
Capital lease liability	850	1,159
Deferred revenue	29,836	29,640

Total current liabilities	46,837	44,139
Deferred revenue, net of current portion	95	64
Other liabilities	2,601	2,618

Total liabilities	49,533	46,821
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	220,458	214,524
Treasury stock, at cost	(871)	—
Accumulated other comprehensive loss	(888)	(776)
Accumulated deficit	(140,597)	(133,017)

Total stockholders’ equity	78,135	80,763

Total liabilities and stockholders’ equity	$127,668	$127,584

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Subscription and support revenue	$34,098	$30,570	$131,010	$120,324
Professional services and other revenue	1,038	812	3,696	4,693

Total revenue	35,136	31,382	134,706	125,017
Cost of revenue: (1) (2)
Cost of subscription and support revenue	10,718	9,919	41,735	38,015
Cost of professional services and other revenue	1,097	1,304	4,742	5,718

Total cost of revenue	11,815	11,223	46,477	43,733

Gross profit	23,321	20,159	88,229	81,284

Operating expenses: (1) (2)
Research and development	6,982	7,704	29,302	28,252
Sales and marketing	11,389	11,300	45,795	46,014
General and administrative	5,101	4,539	19,862	19,136
Merger-related	63	64	201	3,075

Total operating expenses	23,535	23,607	95,160	96,477

Loss from operations	(214)	(3,448)	(6,931)	(15,193)
Other income (expense), net	522	(420)	(258)	(1,440)

Net income (loss) before income taxes	308	(3,868)	(7,189)	(16,633)
Provision for income taxes	136	56	391	260

Net income (loss)	$172	$(3,924)	$(7,580)	$(16,893)

Net income (loss) per share—basic
Basic	$0.01	$(0.12)	$(0.23)	$(0.53)
Diluted	0.01	(0.12)	(0.23)	(0.53)

Weighted-average shares
Basic	32,709	32,349	32,598	31,949
Diluted	33,682	32,349	32,598	31,949

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$80	$71	$181	$218
Cost of professional services and other revenue	50	20	181	141
Research and development	332	449	1,392	1,399
Sales and marketing	391	515	2,155	2,193
General and administrative	849	559	2,105	2,436

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$507	$2,031	$1,946
Research and development	32	32	126	140
Sales and marketing	219	251	955	1,114

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2015	2014
Operating activities
Net loss	$(7,580)	$(16,893)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,687	8,587
Stock-based compensation	6,014	6,387
Provision for reserves on accounts receivable	408	118
Amortization of premium on investments	—	1
Loss on disposal of equipment	68	86
Gain from settlement of escrow claim	(871)	—
Changes in assets and liabilities:
Accounts receivable	(157)	409
Prepaid expenses and other current assets	680	(199)
Other assets	(283)	1,140
Accounts payable	1,751	(2,324)
Accrued expenses	137	(1,902)
Deferred revenue	227	6,075

Net cash provided by operating activities	9,081	1,485

Investing activities
Cash paid for acquisition, net of cash acquired	—	(9,100)
Maturities of investments	—	3,060
Purchases of property and equipment, net of returns	(1,390)	(3,518)
Capitalization of internal-use software costs	(1,456)	(1,034)
Decrease in restricted cash	—	121

Net cash used in investing activities	(2,846)	(10,471)

Financing activities
Proceeds from exercise of stock options	129	597
Payments of withholding tax on RSU vesting	(209)	—
Proceeds from equipment financing	1,704	—
Repayment of equipment financing	(1,704)	—
Payments under capital lease obligation	(1,332)	(1,399)

Net cash used in financing activities	(1,412)	(802)

Effect of exchange rate changes on cash and cash equivalents	(102)	(343)

Net increase (decrease) in cash and cash equivalents	4,721	(10,131)
Cash and cash equivalents at beginning of period	22,916	33,047

Cash and cash equivalents at end of period	$27,637	$22,916

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
GROSS PROFIT:
GAAP gross profit	$23,321	$20,159	$88,229	$81,284
Stock-based compensation expense	130	91	362	359
Amortization of acquired intangible assets	508	507	2,031	1,946

Non-GAAP gross profit	$23,959	$20,757	$90,622	$83,589

LOSS FROM OPERATIONS:
GAAP loss from operations	$(214)	$(3,448)	$(6,931)	$(15,193)
Stock-based compensation expense	1,702	1,614	6,014	6,387
Merger-related expenses	63	64	201	3,075
Amortization of acquired intangible assets	759	790	3,112	3,200

Non-GAAP income (loss) from operations	$2,310	$(980)	$2,396	$(2,531)

NET INCOME (LOSS):
GAAP net income (loss)	$172	$(3,924)	$(7,580)	$(16,893)
Stock-based compensation expense	1,702	1,614	6,014	6,387
Merger-related expenses	63	64	201	3,075
Amortization of acquired intangible assets	759	790	3,112	3,200
Gain from settlement of escrow claim	(871)	—	(871)	—

Non-GAAP net income (loss)	$1,825	$(1,456)	$876	$(4,231)

GAAP diluted net income (loss) per share	$0.01	$(0.12)	$(0.23)	$(0.53)

Non-GAAP diluted net income (loss) per share	$0.05	$(0.05)	$0.03	$(0.13)

Shares used in computing GAAP diluted net income (loss) per share	32,709	32,349	32,598	31,949
Shares used in computing Non-GAAP diluted net income (loss) per share	33,682	32,349	33,591	31,949

Brightcove Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net income (loss)	$172	$(3,924)	$(7,580)	$(16,893)
Other (income) expense, net	(522)	420	258	1,440
Provision for income taxes	136	56	391	260
Merger-related expenses	63	64	201	3,075
Depreciation and amortization	1,789	2,473	8,687	8,587
Stock-based compensation expense	1,702	1,614	6,014	6,387

Adjusted EBITDA	$3,340	$703	$7,971	$2,856

Adjusted EBITDA margin	9.5%	2.2%	5.9%	2.3%